UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 9, 2024 (December 8, 2024)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc.	Delaware	30-1128146

2211 H.H. Dow Way, Midland, MI 48674

(989) 636-1000

001-03433	The Dow Chemical Company	Delaware	38-1285128

2211 H.H. Dow Way, Midland, MI 48674

(989) 636-1000
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule
14a-12
under the Exchange Act (17 CFR
240.14a-12)
☐
Pre-commencement
communications pursuant to Rule
14d-2(b)
under the Exchange Act (17 CFR
240.14d-2(b))
☐
Pre-commencement
communications pursuant to Rule
13e-4(c)
under the Exchange Act (17 CFR
240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange

The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange

The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange

The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Dow Inc.	Emerging Growth Company	☐

The Dow Chemical Company	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 8 - Other Events
Item 8.01 Other Events.
On December 9, 2024, Dow Inc. (“Dow”) issued a press release announcing that its wholly owned subsidiary, The Dow Chemical Company, a Delaware corporation (“TDCC”), has entered into a Sale and Purchase Agreement, dated as of December 8, 2024 (the “Sale and Purchase Agreement”), with InfraPark Holdings, LLC, a Delaware limited liability company and a subsidiary of a fund managed by Macquarie Asset Management (“Macquarie InfraPark”), pursuant to which TDCC will sell at least 40% of the membership interests in Dow InfraCo, LLC, a Delaware limited liability company and wholly owned subsidiary of TDCC (“InfraCo”), to Macquarie InfraPark (the “Transaction”) in exchange for initial cash proceeds of approximately $2.4 billion. In addition, pursuant to the Sale and Purchase Agreement, Macquarie InfraPark has the option to purchase up to an additional 9% of InfraCo’s membership interests (for a total of up to 49% of InfraCo’s membership interests in the aggregate) within six months after the consummation of the Transaction. Should Macquarie InfraPark exercise this option in full, TDCC would receive incremental cash proceeds of up to approximately $0.6 billion. A copy of the press release announcing the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Sale and Purchase Agreement contains customary representations and warranties made by the parties thereto, and contains customary covenants, including, among others, covenants to conduct the business of InfraCo in the ordinary course before consummation of the Transaction. Consummation of the Transaction is subject to customary closing conditions, including, among others, the receipt of certain required regulatory approvals.
Upon the closing of the Transaction, among other agreements, TDCC and Macquarie InfraPark will enter into an Amended and Restated Limited Liability Company Agreement of InfraCo that provides TDCC with certain customary governance rights as the majority owner of InfraCo. TDCC and InfraCo will also enter into, upon the closing of the Transaction, among other agreements, an Amended and Restated Master Site Services Agreement, pursuant to which InfraCo will provide certain long-term infrastructure services to TDCC using certain assets of InfraCo.
InfraCo is the parent entity of TDCC’s infrastructure-focused company, which operates certain non-product
producing energy, environmental, pipeline and infrastructure assets located at five of its or its subsidiaries’ manufacturing sites in the U.S. Gulf Coast, including Freeport, Texas; Texas City, Texas; Seadrift, Texas; Plaquemine, Louisiana and St. Charles, Louisiana.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by Dow Inc. on December 9, 2024.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY

Date: December 9, 2024

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary